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                                                                     Exhibit 5.1


                      Paul, Hastings, Janofsky & Walker LLP
                                 399 Park Avenue
                            New York, New York 10022
                                 (212) 318-6000

                                   May 6, 1999




                                                                     26600.89037




autobytel.com inc.
18872 MacArthur Boulevard
Irvine, California 92612-1400


         Re: autobytel.com inc./Registration Statement on Form S-8

Ladies and Gentlemen:

         We are furnishing this opinion as counsel to autobytel.com inc., a Delaware corporation (the "Company"), for filing as Exhibit 5.1 to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company on or about May 6, 1999 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the registration by the Company of up to 5,466,940 shares (the "Shares") of the Company's common stock, par value $0.001 per share, pursuant to the exercise of stock options issued or to be issued to employees and/or directors under

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the Company's 1996 Stock Option Plan, 1996 Stock Incentive Plan, 1996 Employee
Stock Purchase Plan, 1998 Stock Option Plan and 1999 Stock Option Plan (collectively, the "Plans").

         In our capacity as counsel for the Company in connection with the matters referred to above, we have examined the Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws of the Company, the Plans, originals or copies of records of corporate action of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company and other instruments and documents, as a basis for the opinions hereinafter expressed.

         Based upon our examination as aforesaid, we are of the opinion that the Shares are duly authorized and, when purchased and paid for upon exercise of options pursuant to the Plans and pursuant to the agreements which accompany each grant under the applicable Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our Firm under the caption "Legal Matters" and to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement.


                                     Very truly yours,


                                     /s/ Paul, Hastings, Janofsky & Walker LLP